UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 2, 2009
AMICAS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On April 2, 2009, AMICAS, Inc., a Delaware corporation (“AMICAS”) announced that the offer (the “Offer”) by AMICAS Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of AMICAS, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Emageon Inc., a Delaware corporation (“Emageon”), at a price of $1.82 per Share, net to the seller in cash (the “Offer Price”) had expired at 11:59 p.m., New York City time, on April 1, 2009 and that the depositary for the Offer had advised AMICAS that approximately 18,882,734 Shares (excluding Shares tendered by guaranteed delivery procedures) were validly tendered and not withdrawn in the Offer, which represented approximately 88.0% of all outstanding Shares. An additional 1,101,921 Shares were tendered by notice of guaranteed delivery. All Shares that were validly tendered in the Offer and not properly withdrawn were accepted for payment.
          The Offer was made pursuant to the Agreement and Plan of Merger, by and among AMICAS, the Purchaser and Emageon dated as of February 23, 2009 (the “Merger Agreement”). On April 2, 2009, in accordance with the terms of the Merger Agreement, the Purchaser exercised its “top-up” option to purchase directly from Emageon a number of newly-issued Shares sufficient to give the Purchaser ownership of more than 90% of the outstanding Shares at a price of $1.82 per Share, being the same amount paid for each Share tendered and accepted for payment by the Purchaser pursuant to the Offer. On April 2, 2009, AMICAS effected a “short-form” merger, pursuant to which the Purchaser merged with and into Emageon (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with Emageon continuing as the surviving corporation and a wholly-owned subsidiary of AMICAS. Pursuant to the Merger Agreement, at the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by Emageon, AMICAS, the Purchaser or any of their respective subsidiaries) was converted into the right to receive $1.82 per Share in cash without interest and subject to any required withholding taxes (but subject to the rights of dissenting shareholders to exercise their apprisal rights under the DGCL).
     Based on the Offer Price, the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery) at the expiration of the Offer, and the number of Shares acquired by the Purchaser in connection with its exercise of the top-up option, the value of the Shares purchased by the Purchaser in connection with the Offer was approximately $34,366,576, and the value of the Shares purchased by the Purchaser in connection with the exercise of the top-up option was approximately $7,680,804. The Purchaser paid to Emageon in cash the aggregate par value of the Shares acquired in connection with the exercise of the top-up option, and paid for the remaining amount of such Shares by delivery of a promissory note. The funds used by the Purchaser to purchase the Shares tendered in the Offer, and to pay the par value of the Shares purchased in connection with the exercise of the top-up option, were from cash and/or readily-available funds.
     The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to AMICAS’ Current Report on Form 8-K filed on February 24, 2009 and is incorporated herein by reference.
Item 8.01. Other Events
     On April 2, 2009, AMICAS issued a press release announcing the results of the Offer. A copy of the press release is attached as Exhibit (a)(1)(O) to Amendment No. 4 to AMICAS’ Tender Offer Statement on Schedule TO, filed on April 2, 2009 with the Securities and Exchange Commission and is incorporated by reference.
     On April 2, 2009, AMICAS issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
     The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 72 days after the date this Current Report on Form 8-K is filed.
(b) Pro Forma Financial Information.
     The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 72 days after the date this Current Report on Form 8-K is filed.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 23, 2009, by and among AMICAS, Purchaser and Emageon (incorporated by reference to Current Report on Form 8-K, filed by AMICAS with the Securities and Exchange Commission on February 24, 2009)

99.1	Text of press release issued by AMICAS, dated April 2, 2009 (incorporated by reference to Amendment No. 4 to Schedule TO filed by AMICAS with the Securities and Exchange Commission on April 2, 2009)

99.2	Text of press release issued by AMICAS, dated April 2, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.

By: Name:	/s/ CRAIG NEWFIELD Craig Newfield
Title:	Vice President & General Counsel
Date: April 3, 2009

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 23, 2009, by and among AMICAS, Purchaser and Emageon (incorporated by reference to Current Report on Form 8-K, filed by AMICAS with the Securities and Exchange Commission on February 24, 2009)

99.1	Text of press release issued by AMICAS, dated April 2, 2009 (incorporated by reference to Amendment No. 4 to Schedule TO filed by AMICAS with the Securities and Exchange Commission on April 2, 2009)

99.2	Text of press release issued by AMICAS, dated April 2, 2009